Exhibit 21

Subsidiaries of Highwoods Properties, Inc.

Highwoods Realty Limited Partnership, a North Carolina limited partnership

AP Southeast Portfolio Partners, L.P., a Delaware limited partnership

Highwoods/Florida Holdings, L.P., a Delaware limited partnership

Highwoods/Tennessee Holdings, L.P., a Tennessee limited partnership

Highwoods Services, Inc., a North Carolina corporation

*

We have omitted the names of other direct and indirect subsidiaries of Highwoods Properties, Inc. because such other subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Subsidiaries of Highwoods Realty Limited Partnership

AP Southeast Portfolio Partners, L.P., a Delaware limited partnership

Highwoods/Florida Holdings, L.P., a Delaware limited partnership

Highwoods/Tennessee Holdings, L.P., a Tennessee limited partnership

Highwoods Services, Inc., a North Carolina corporation

*

We have omitted the names of other direct and indirect subsidiaries of Highwoods Realty Limited Partnership because such other subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.